UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 22, 2009

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Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-31341 (Commission File Number)	98-0416483 (IRS Employer Identification No.)
The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)		HM 08 (Zip Code)

(441) 295-7195
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 22, 2009, the Company issued a press release reporting its financial results as of and for the quarter ended March 31, 2009.  A copy of the press release and a financial supplement were included as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K, which was furnished to the Securities and Exchange Commission on April 22, 2009.  Due to a formatting error, on page 18 of the financial supplement, under the caption “Trading securities” incorrect amounts were shown for corporate bonds, non U.S. Governments and insurance-linked securities as of December 31, 2008 under the column headings “Fair Value”, “Weighted Average Book Yield” and “Weighted Average Market Yield to Maturity.”   The formatting error has been corrected, and a copy of the financial supplement, as revised, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information hereunder is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Revised Financial Supplement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Michael E. Lombardozzi
Michael E. Lombardozzi
Executive Vice President, General Counsel and Chief Administrative Officer

Date:  April 23, 2009

Exhibit Index

Exhibit
Number                                           Description

Exhibit 99.1	Revised Financial Supplement